UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 24, 2024, Entrada Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a limited number of purchasers relating to a registered direct offering (the “Offering”) of 3,367,003 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $14.85 per share and, in lieu of Common Stock to certain purchasers who so choose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 3,367,003 shares of Common Stock at a purchase price of $14.8499 per Pre-Funded Warrant, which represents the price per share at which the Shares are being sold to the purchasers in the Offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant. The Purchase Agreement contains customary representations and warranties, conditions to closing, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Pre-Funded Warrants do not expire, and each Pre-Funded Warrant will be exercisable at any time after the date of issuance of such Pre-Funded Warrant, subject to an ownership limitation. A holder of a Pre-Funded Warrant may not exercise such Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The gross proceeds from the Offering will be approximately $100 million, before paying estimated offering expenses. Delivery of the Shares and Pre-Funded Warrants is expected to take place on or about June 25, 2024, subject to the satisfaction of customary closing conditions. The Company plans to use the net proceeds from the offering to fund the ongoing clinical development of each of ENTR-601-44 and ENTR-601-45 through initiation of its planned Phase 2b clinical trials and ENTR-601-50 through initiation of its planned Phase 2 multiple ascending dose trial, the ongoing research and development of its development pipeline (including its neuromuscular and ocular franchises), and the remainder for working capital and other general corporate purposes. The Company expects that its current cash, cash equivalents and marketable securities together with the net proceeds from the Offering will be sufficient to extend its cash runway into 2027.

The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-268099) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 1, 2022 and declared effective by the SEC on November 7, 2022.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from (i) issuing any shares of Common Stock or securities convertible or exercisable into Common Stock, (ii) effecting a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (iii) filing with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or securities convertible or exercisable into Common Stock, subject to certain exceptions, for a period commencing on the date of the Purchase Agreement and expiring thirty (30) days from the closing of the Offering.

Registration Rights Agreement

On June 24, 2024, the Company also entered into a registration rights agreement (the “Affiliate Registration Rights Agreement”) with Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Baker Funds”), pursuant to which the Baker Funds are entitled to certain resale registration rights with respect to shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities now owned or hereafter acquired by the Baker Funds (the “Baker Registrable Securities”), subject to certain specified exceptions, conditions and limitations as set forth in the Affiliate Registration Rights Agreement. Under the Affiliate Registration Rights Agreement, following a request by the Baker Funds, the Company is obligated to file a resale registration statement on Form S-3, or other appropriate form, covering the Baker Registrable Securities. The Company has agreed to file such resale registration statement as promptly as reasonably practicable following such request, and in any event within sixty (60) days of such request. The Company’s obligations to file such registration statement are subject to specified exceptions, and suspension and deferral rights as are set forth in the Affiliate Registration Rights Agreement. Under specified circumstances, the Company may also include securities of the Company in any such registration statement. Under the Affiliate Registration Rights Agreement, the Baker Funds also have the right to one underwritten offering per calendar year, but no more than three underwritten offerings in total and not more than two underwritten offerings or “block trades” (as defined in the Affiliate Registration Rights Agreement) in any twelve (12) month period, to effect the sale or distribution of the Baker Registrable Securities, subject to specified exceptions, conditions and limitations.

Copies of the form of Pre-Funded Warrant, Purchase Agreement and Affiliate Registration Rights Agreement are filed as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the respective terms of the Pre-Funded Warrants, Purchase Agreement and Affiliate Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of such Exhibits.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01	Other Events.

On June 24, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Goodwin Procter LLP.

10.1+	Securities Purchase Agreement, dated June 24, 2024, by and among Entrada Therapeutics, Inc. and purchasers named therein.

10.2	Affiliate Registration Rights Agreement, dated June 24, 2024, by and among Entrada Therapeutics, Inc. and Baker Brothers Life Sciences, L.P. and 667, L.P.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release issued by Entrada Therapeutics, Inc. on June 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: June 24, 2024	/s/ Dipal Doshi
Dipal Doshi
Chief Executive Officer